UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

------------------------------------------------------------------------------

                Date of report (Date of earliest event reported)

                                 December 29, 2005

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

------------------------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

     On December 29, 2005, the Company completed a sale of certain oil and natural gas assets to ARCOA Energy Partners I, L.P. ("ARCOA"). Under the terms of the purchase and sale agreement, as amended, ARCOA acquired a net profits interest in three wells on the Company's Bateman Lake property for $1,800,000. The net profits interest is initially payable out of 75% of the monthly net cash flows, as defined, attributable to the Company's interest in such wells until payout, including a 12% rate of return. The net profits interest will then be reduced to 65% until the well has produced a total of $7 million of net cash flow to the Company's working interest. The net profits interest then be further reduced to 60% until the net cash flows attributable to the Company's working interest reaches a total of $9 million. At that time, the net profits interest will be reduced to 50% which will be the net profits percentage thereafter. After June 1, 2006, ARCOA may elect to convert its net profits interest into common stock of the Company at a conversion rate equal to the greater of $1.25 per share or 80% of the average closing price of the Company's common stock for the 20 days preceding ARCOA's notice of its intention to exercise its right of conversion. The value of the net profits interest will be determined based upon the net cash flows attributable to the proved producing reserves, discounted at 15%.

Item 9.01 Financial Statements and Exhibits

         The following document is filed as exhibits to this report:

Exhibit 10.1: Third Amended and Restated Purchase and Sale Agreement between VTEX Energy, Inc. (Assignor) and ARCOA Energy Partners I, L.P. (Assignee) Dated December 29, 2005



                                    SIGNATURE

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VTEX ENERGY, INC.



Date: December 29, 2005           By:  /s/ Randal B. McDonald, Jr.
                                       ---------------------------
                                       Randal B. McDonald, Jr.
                                       Chief Financial Officer